UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2014

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2014, Omnicom Group Inc. (“Omnicom Group”) and its wholly owned subsidiaries Omnicom Capital Inc. and Omnicom Finance plc (the “Borrowers” and, together with Omnicom Group, the “Loan Parties”) entered into an Amended and Restated Five Year Credit Agreement (the “Credit Agreement”) with the lenders named therein (the “Lenders”), Citigroup Global Markets Inc., J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as lead arrangers and book managers, JPMorgan Chase Bank, N.A., HSBC Securities (USA) Inc., and Wells Fargo Bank, National Association, as syndication agents, BNP Paribas and U.S. Bank National Association, as documentation agents, and Citibank, N.A., as administrative agent for the Lenders (the “Agent”). The Credit Agreement has a maturity date of July 31, 2019, which may be extended subject to certain conditions for up to an additional two years. Under the Credit Agreement, the Lenders committed to provide advances in an aggregate amount of up to US$2,500,000,000 (with a commitment increase without further amendment at the option of Omnicom Group of up to US$500,000,000 for an aggregate amount of up to US$3,000,000,000) of which up to US$100,000,000 may be in the form of letters of credit at the request of a Borrower. Interest on the borrowings under the Credit Agreement is payable at a base rate or Eurocurrency rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement may be used for general corporate purposes of the Borrowers and their subsidiaries, including, without limitation, to fund acquisitions not prohibited under the Credit Agreement.

The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, nonpayment of interest within three business days after it becomes due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, the obligation of the Lenders to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable. Subject to the terms and conditions of the Credit Agreement, Omnicom Group may request that the Lenders’ commitments under the Credit Agreement be increased, provided that in no event may the aggregate amount of the Lenders’ commitments under the Credit Agreement at any time exceed US$3,000,000,000.

The obligations of the Borrowers under the Credit Agreement are guaranteed by Omnicom Group.

The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 Entry into a Material Definitive Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

10.1 Amended and Restated Five Year Credit Agreement, dated as of July 31, 2014, by and among Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance plc, a public limited company organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereof, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as lead arrangers and book managers, JPMorgan Chase Bank, N.A., HSBC Securities (USA) Inc., and Wells Fargo Bank, National Association, as syndication agents, BNP Paribas and U.S. Bank National Association, as documentation agents, and Citibank, N.A., as administrative agent for the lenders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: July 31, 2014
	By:	/s/ Michael J. O’Brien
	Name:	Michael J. O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Five Year Credit Agreement, dated as of July 31, 2014, by and among Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance plc, a public limited company organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages thereof, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as lead arrangers and book managers, JPMorgan Chase Bank, N.A., HSBC Securities (USA) Inc., and Wells Fargo Bank, National Association, as syndication agents, BNP Paribas and U.S. Bank National Association, as documentation agents, and Citibank, N.A., as administrative agent for the lenders